EXHIBIT 16.1

RBSM LLP
CERTIFIED PUBLIC ACCOUNTANTS
NEW YORK, NEW YORK

September 24, 2008

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:          Surge Global Energy, Inc.
                File No. 000-24269

Dear Sir or Madam:

           We have read Item 4.01 of the Form 8-K of Surge Global Energy Inc. dated  September 24, 2008 and agree with the statements relating only to RBSM LLP Certified Public Accountants contained therein.

Very truly yours,

/s/ RBSM LLP
RBSM LLP